UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

LSEB CREATIVE CORP.

(Exact name of registrant as specified in its Charter)

WYOMING	83-4415385
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30 N. Gould St. #4000

Sheridan, WY 82801

(Address of Principal Executive Offices)(Zip Code)

800-701-8561

(Registrants telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  Form S-1; SEC File Number: 333-260873

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description under the heading “Description of Securities” relating to the Registrant’s common stock, par value $0.0001 contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission, and amended on December 6, 2021 and January 11, 2022, with an effective notice filed on January 13, 2022 under File Number: 333-260873 (the “Registration Statement”) is incorporated herein by reference. Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-260873 on November 8, 2021. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
23.1	Consent of Accountant

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LSEB Creative Corp.

By:	/s/ Lauren Bentley
Lauren Bentley
President, Director, Principal Executive Officer,
By:	/s/ Jordan Starkman
Jordan Starkman Director, Chief Financial Officer, Principal Accounting Officer Dated: May 13, 2022.